SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant:                           [X]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement   [  ] Confidential, for Use of the Commission
                                        Only as permitted by Rule 14a-6(e)(2))0
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to SS.240.14a-11(c) or SS.240.14a-12

------------------------------------------------------------------------------
                          NL INDUSTRIES, INC.
               (Name of Registrant as Specified in Its Charter)
------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             NL Industries, Inc.
                      16825 Northchase Drive, Suite 1200
                             Houston, Texas 77060



                                March 26, 1998



Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of NL Industries, Inc., which will be held on Wednesday, May 6, 1998, at 10:00 a.m. (C.D.T.) at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

     Whether or not you plan to be at the meeting, please complete, date, sign and return the proxy card or voting instruction form enclosed with this Proxy Statement promptly so that your shares are represented at the Meeting and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with NL's By-Laws.


                                        Sincerely,





                                        J. Landis Martin
                                        President and Chief Executive Officer

                              NL Industries, Inc.
                      16825 Northchase Drive, Suite 1200
                             Houston, Texas 77060

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 6, 1998

To the Shareholders of NL Industries, Inc.:

      NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of NL Industries, Inc., a New Jersey corporation (the "Company" or "NL"), will be held on Wednesday, May 6, 1998, at 10:00 a.m. (C.D.T.) at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

      1.   To elect seven  directors  to serve until the 1999 Annual  Meeting of
           Shareholders   and  until  their  successors  are  duly  elected  and
           qualified;

      2. To consider and vote on a proposal to adopt the NL Industries, Inc. 1998 Long-Term Incentive Plan; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The Board of Directors of the Company set the close of business on March 18, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of record of NL's common stock, $.125 par value per share ("Common Stock"), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The Company's stock transfer books will not be closed following the Record Date.

      You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and mail the enclosed proxy card or voting instruction form promptly so that your shares may be represented and voted at the Annual Meeting. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may vote in person at the Annual Meeting even though you previously submitted your proxy.

                                   By order of the Board of Directors,



                                   David B. Garten
                                   Vice President, Secretary and General Counsel


Houston, Texas
March 26, 1998

                               NL Industries, Inc.
                       16825 Northchase Drive, Suite 1200
                              Houston, Texas 77060

                            ------------------------
                                 PROXY STATEMENT
                            ------------------------


                               GENERAL INFORMATION

      This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of NL Industries, Inc., a New Jersey corporation (the "Company" or "NL"), for use at the Company's 1998 Annual Meeting of Shareholders to be held at 10:00 a.m. (C.D.T.) on Wednesday, May 6, 1998, at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form were first mailed to the holders of the Company's common stock, $.125 par value per share ("Common Stock"), on or about April 6, 1998.


                            PURPOSE OF ANNUAL MEETING

      At the Annual Meeting, shareholders of the Company will consider and vote upon (i) the election of seven directors to serve until the Company's 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified, (ii) a proposal to adopt the NL Industries, Inc. 1998 Long-Term Incentive Plan (the "Plan"), and (iii) such other business as may properly come before the Annual Meeting. The Company is not aware of any business to come before the Annual Meeting other than the election of directors and the proposal to adopt the Plan.


                  QUORUM AND VOTING RIGHTS; PROXY SOLICITATION

      The presence in person or by proxy of the holders of a majority of the votes represented by the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Director nominees will be elected by a plurality of the votes cast. Except as may be provided in the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), any other matter that may be submitted to a shareholder vote, including the adoption of the Plan, will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Shares of Common Stock that are voted to abstain from business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present, but will not be counted as votes for or against any matter coming before the Annual Meeting. The accompanying proxy card provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors. Because director nominees must receive a plurality of the votes cast at the Annual Meeting, a vote withheld from a particular nominee will not affect the election of that nominee.

      The record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 18, 1998 (the "Record Date"). As of the Record Date, there were issued and outstanding 51,290,614 shares of Common Stock, each of which entitles the holder to one vote on all matters that come before the Annual Meeting. Valhi, Inc. ("Valhi"), a diversified company engaged in the chemicals, component products and waste management industries, and Tremont Corporation ("Tremont"), a holding company engaged in the titanium metals and chemicals industries, held approximately 58% and 18%, respectively, of the outstanding shares of the Common Stock as of the Record Date and have indicated their intention to have their shares represented at the Annual Meeting. Both Valhi and Tremont are affiliates of Contran Corporation ("Contran"). See "Security Ownership" and "Election of Directors." If the shares of Common Stock held by Valhi and Tremont together or the shares of Common Stock held by Valhi alone are represented at the Annual Meeting, a quorum will be present.

      All shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted (i) "FOR" the election of the seven nominees for director, (ii) "FOR" the adoption of the Plan, and (iii) in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting. Any holder of Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing with the Company's Secretary written revocation of his or her proxy, (ii) giving a duly executed proxy bearing a later date, or
(iii) voting in person at the Annual Meeting. Attendance by a shareholder at the Annual Meeting will not in itself revoke his or her proxy.

      This proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Annual Meeting may be made by mail, telephone or in person, by directors, officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. The Company will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and the Company will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the Proxy Statement, proxy card or voting instruction form and all materials used in the solicitation of proxies from shareholders of the Company, and all clerical and other expenses of such solicitation, will be borne by the Company.

      First Chicago Trust Company of New York ("First Chicago"), the transfer agent and registrar for the Common Stock, has been appointed by the Board to serve as inspector of election (the "Inspector of Election") to determine the number of shares of Common Stock represented and voted at the Annual Meeting. All proxies and ballots delivered to First Chicago shall be kept confidential by First Chicago in accordance with the terms of the Company's By-Laws.


      IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE "FOR" THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR IDENTIFIED BELOW AND "FOR" ADOPTION OF THE PLAN UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY THE BOARD, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. VALHI AND TREMONT, WHICH HOLD APPROXIMATELY 58% AND 18%, RESPECTIVELY, OF THE OUTSTANDING COMMON STOCK, HAVE INFORMED THE COMPANY THAT THEY INTEND TO VOTE THEIR SHARES IN FAVOR OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT AND IN FAVOR OF ADOPTION OF THE PLAN. VALHI'S AND TREMONT'S
VOTES TOGETHER, OR VALHI'S VOTES ALONE, ARE SUFFICIENT TO ELECT ALL SEVEN NOMINEES AND TO APPROVE ADOPTION OF THE PLAN.


                              ELECTION OF DIRECTORS

      The Certificate provides for a Board of Directors consisting of not less than seven and not more than seventeen persons, as such number is determined from time to time by a majority of the entire Board. The Board has determined that it shall consist of seven members.

      At the Annual Meeting, holders of Common Stock will be asked to elect seven nominees to the Board, each to serve for a one year term ending at the 1999 Annual Meeting of Shareholders or until his successor shall have been elected and qualified or until his earlier resignation, removal or death. All of the nominees are currently directors of the Company and have agreed to serve if elected.

     THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE "FOR" THE  NOMINEES  IDENTIFIED
BELOW.

Nominees for Director

      The information provided below has been provided by the respective nominees for election as directors for a term expiring at the 1999 Annual Meeting of Shareholders of the Company. Each of the following nominees for election is currently a director of the Company whose term expires at the Annual Meeting.

      JOSEPH S. COMPOFELICE, age 48, has been a director of NL since 1995. Mr. Compofelice has been Chairman and CEO of CompX International Inc. ("CompX"), a majority owned indirect subsidiary of Valhi that manufactures ergonomic computer support systems and other component hardware products, since February 1998. He served as Vice President and Chief Financial Officer of NL from 1994 until February 1998. Mr. Compofelice has served as Executive Vice President of Valhi since 1994 and as Vice President and Chief Financial Officer of Tremont from 1994 until February 1998. Except for a period during 1996 he has been a director of Titanium Metals Corporation ("TIMET"), an integrated producer of titanium metals products which is 30% owned by Tremont. From 1996 until February 1998, Mr. Compofelice also served as Vice President and Chief Financial Officer of TIMET. From prior to 1993 to 1993, Mr. Compofelice served as Vice President and Chief Financial Officer of Baroid Corporation ("Baroid"), a company engaged in the petroleum services industry which was acquired by Dresser Industries, Inc. ("Dresser") in January 1994.

      J. LANDIS MARTIN, age 52, has been President and Chief Executive Officer of NL since 1987, and a director of NL since 1986. He has served as Chairman of the Board, President and Chief Executive Officer of Tremont since prior to 1993. Mr. Martin also has served as Chairman of the Board of TIMET since prior to 1993 and Chief Executive Officer of TIMET since 1995. From prior to 1993 to 1994, Mr. Martin also served as Chairman of the Board, Chief Executive Officer, and a director of Baroid. Mr. Martin is a director of Dresser and of Apartment Investment and Management Corporation, a real estate investment trust.

     KENNETH R. PEAK, age 52, has been a director of NL since 1989. Since prior to 1993, Mr. Peak has been President of Peak Enernomics, Inc., an energy industry consulting firm. Mr. Peak serves as a director of Cheniere Energy Company, an oil and gas exploration company. He serves as Chairman of NL's Audit Committee and Management Development and Compensation Committee and is a member of NL's Nominations Committee.

     GLENN R. SIMMONS, age 70, has been a director of NL since 1986. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company. Since prior to 1993, Mr. Simmons has been Vice Chairman of the Board of Valhi and Contran, a diversified holding company which directly and through related entities holds approximately 93% of the outstanding common stock of Valhi and 46% of the outstanding common stock of Keystone. Mr. Simmons is also a director of Tremont and CompX. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. He serves as Chairman of NL's Nominations Committee. He is a brother of Harold C. Simmons.

     HAROLD C. SIMMONS, age 66, has been a director of NL since 1986 and Chairman of the Board of NL since 1987. He has been Chairman of the Board and Chief Executive Officer of Valhi and Contran since prior to 1993 and has been President of Valhi and Contran since 1994. Mr. Simmons is also a director of Tremont. Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1964. He is a brother of Glenn R. Simmons.

     LAWRENCE A. WIGDOR, age 56, has been a director and Executive Vice President of NL since 1992. Dr. Wigdor has been President and Chief Executive Officer of Kronos, Inc. ("Kronos"), a wholly-owned subsidiary of NL, since prior to 1993 and President and Chief Executive Officer of Rheox, Inc. ("Rheox"), a wholly-owned subsidiary of NL involved in the specialty chemicals business, since prior to 1993 until January 1998. The specialty chemicals business owned by Rheox was sold in January 1998 and Rheox was renamed NL Capital Corporation.

     ELMO R. ZUMWALT, JR., age 77, has been a director of NL since 1987. He is a retired United States Navy Admiral and served as Chief of Naval Operations and a member of the Joint Chiefs of Staff from 1970 to 1974. He has been President of Admiral Zumwalt & Consultants, Inc., a Washington-based consulting firm, since prior to 1993. Admiral Zumwalt is a director of Magellan Aerospace Corporation, Dallas Semiconductor Corporation, and IDT Corporation. He is also Chairman of the International Consortium for Research on the Health Effects of Radiation, Chairman of the Marrow Foundation and Chairman of the Ethics and Public Policy Center and a member of the President's Foreign Intelligence Advisory Board. Admiral Zumwalt is a member of NL's Management Development and Compensation Committee, Audit Committee, and Nominations Committee.

      For information  concerning legal  proceedings to which certain  directors
are  parties  and  other  matters,   see  "Certain   Litigation"   and  "Certain
Relationships and Transactions."


                             MEETINGS AND COMMITTEES

      The Board held five meetings and took action by written consent in lieu of a meeting on five occasions in 1997. Each of the directors participated in more than 75% of the total number of meetings of the Board and committees on which he served that were held during 1997, and each of the directors executed all written consents of the Board during the year.

      The Board has established three standing committees, an Audit Committee, a Management Development and Compensation Committee and a Nominations Committee, all of which are composed entirely of individuals who are not employees of the Company.

      Audit Committee. The principal responsibilities of the Audit Committee are to recommend to the Board the selection of the firm of independent auditors; to review the plan and results of the independent audit engagement, the program for internal auditing, the system of internal accounting controls and the internal audit results; to review and approve the professional services provided by the independent auditors; and to direct and supervise special audit inquiries. The Committee held two meetings in 1997. The current members of the Audit Committee are Mr. Peak, Chairman, and Admiral Zumwalt.

      Management Development and Compensation Committee. The principal responsibilities of the Management Development and Compensation Committee are to review and make recommendations regarding executive compensation policies and periodically review and approve or make recommendations with respect to matters involving executive compensation, to take action or to review and make recommendations to the Board regarding employee benefit plans or programs, and to serve as a counseling committee to the Chief Executive Officer regarding matters of key personnel selection, organization strategies and such other matters as the Board may from time to time direct. The Management Development and Compensation Committee also has been responsible for reviewing and approving stock option and other stock-based compensation awards under the Company's incentive plans. The Management Development and Compensation Committee held one meeting and took action by written consent in lieu of a meeting on one occasion in 1997. Its current members are Mr. Peak, Chairman, and Admiral Zumwalt.

      Nominations Committee. The principal responsibilities of the Nominations Committee are to review and make recommendations to the Board regarding such matters as the size and composition of the Board and criteria for director nominations, director candidates, the term of office of directors, and such other related matters as the Board may request from time to time. The Nominations Committee held one meeting in 1997. The current members of the Nominations Committee are Mr. Glenn Simmons, Chairman, Admiral Zumwalt and Mr. Peak. The Nominations Committee made its recommendations to the Board of Directors with respect to the election of directors at the Annual Meeting. The Nominations Committee will consider recommendations by shareholders of the Company with respect to nominees for election as director if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of shareholders, and are accompanied by a full statement of qualifications and confirmation of the recommended nominees' willingness to serve.

      The Board has previously established, and from time to time may establish, other committees to assist it in discharging its responsibilities.

                        EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to Messrs. Simmons and Martin and Dr. Wigdor is set forth above under "Election of Directors."

             Name                   Age            Position(s)

  Harold C. Simmons.............     66    Chairman of the Board

  J. Landis Martin..............     52    President and Chief Executive Officer

  Dr. Lawrence A. Wigdor........     56    Executive Vice President; President
                                           and Chief Executive Officer of Kronos

  Susan E. Alderton.............     46    Vice President, Chief Financial Officer and Treasurer

  David B. Garten...............     46    Vice President, General Counsel and Secretary

  Robert D. Hardy...............     37    Vice President - Tax

  Dennis G. Newkirk.............     47    Vice President and Controller

      Susan E. Alderton has been Chief Financial Officer of the Company since February 1998 and Vice President and Treasurer of the Company since prior to 1993. Ms. Alderton has been a director of Tremont since prior to 1993.

      David B. Garten has been Vice President, General Counsel and Secretary of the Company since prior to 1993. From prior to 1993 to 1993, Mr. Garten served as Vice President and General Counsel of Tremont.

      Robert D. Hardy has been Vice President - Tax of the Company since February 1998. From prior to 1993 to 1998, Mr. Hardy served as the Company's Director of Taxes.

      Dennis G. Newkirk has been Vice President and Controller of the Company since prior to 1993.

                               SECURITY OWNERSHIP

      Ownership of NL Common Stock. The following table and accompanying notes set forth as of the Record Date the beneficial ownership, as defined by regulations of the Commission, of Common Stock held by (a) each person or group of persons known by NL to beneficially own more than 5% of the outstanding shares of Common Stock, (b) each director or nominee for director of NL, (c) each executive officer of NL listed on the Summary Compensation Table below, and
(d) all executive officers and directors of NL as a group. See note (3) below for information concerning individuals and entities which may be deemed to indirectly beneficially own those shares of Common Stock directly beneficially held by Valhi and Tremont, as reported in the table below. No securities of NL's subsidiaries are beneficially owned by any director, nominee for director, or officer of NL. Information concerning ownership of equity securities of NL's parent companies is contained in note (3) below and the table under the caption "Ownership of Valhi and Tremont Common Stock" below. All information is taken from or based upon ownership filings made by such persons with the Commission or information provided by such persons to NL.



                                                         NL Common Stock
                                        ----------------------------------------
         Name of                        Amount and Nature of           Percent
   Beneficial Owner                     Beneficial Ownership(1)      of Class(2)
   ----------------                     -----------------------      -----------
Valhi, Inc.                                  29,844,210(3)           58.2%
  Three Lincoln Centre
  5430 LBJ Freeway
  Suite 1700
  Dallas, TX 75240
Tremont Corporation                           9,064,780(3)           17.7%
  1999 Broadway
  Suite 4300
  Denver, CO 80202
Joseph S. Compofelice                       165,783(4)               --
J. Landis Martin                            993,751(5)               1.9%
Kenneth R. Peak                               7,825(6)               --
Glenn R. Simmons                              6,800(3)               --
Harold C. Simmons                            69,475(3)(7)            --
Dr. Lawrence A. Wigdor                      483,899(8)               --
Admiral Elmo R. Zumwalt, Jr.                  4,400(9)               --
David B. Garten                             245,800(10)              --
Dennis G. Newkirk                           185,600(11)              --
All directors and executive officers
  of the Company as a group
  (11 persons)                            2,352,147(3)(4)(5)(6)(7)   4.6%
                                                   (8)(9)(10)(11)(12)

---------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2)  No percent of class is shown for holdings of less than 1%.

(3)  Valhi Group,  Inc.  ("VGI"),  National City Lines,  Inc.  ("National")  and
     Contran are the holders of approximately 74.8%, 9.5% and 7.8%, respectively, of the outstanding common stock, $.01 par value per share, of Valhi, Inc. (the "Valhi Common Stock"). VGI, National, the Harold Simmons Foundation, Inc. (the "Foundation"), Contran and Valhi hold approximately 35.1%, 5.2%, 3.7%, 3.5% and 1.5%, respectively, of the outstanding common stock, $1.00 par value per share, of Tremont (the "Tremont Common Stock"). In addition, NL and Valmont each hold 0.5% of Tremont Common Stock. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of approximately 88.8% and 54.3% of the outstanding common stock of Southwest and Dixie Rice, respectively. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain of Harold C. Simmons' children and grandchildren (the "Trusts"), of which Harold C. Simmons is the sole trustee. As sole trustee of the Trusts, Harold C. Simmons has the power to vote and direct the disposition of the shares of Contran common stock held by each of the Trusts. Mr. Simmons, however, disclaims beneficial ownership of such Contran shares.

     The Combined Master Retirement Trust (the "Master Trust") holds approximately 0.1% or less of the outstanding shares of Valhi Common Stock and Tremont Common Stock. The Master Trust was formed to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is the sole trustee of the Master Trust and the sole member of the trust investment committee for the Master Trust. The trustee and members of the trust investment committee for the Master Trust are selected by Valhi's Board of Directors. Harold C. Simmons and Glenn R. Simmons are members of Valhi's Board of Directors and are participants in one or more of the employee benefit plans which invest through the Master Trust. Each of such persons, however, disclaims beneficial ownership of the shares of Valhi Common Stock and Tremont Common Stock held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

     Harold C. Simmons is Chairman of the Board of NL and Chairman of the Board, President and Chief Executive Officer of Contran, Dixie Holding, NOA, National, VGI and Valhi. Mr. Simmons is also Chairman of the Board and Chief Executive Officer of Dixie Rice and Southwest, and a director of Tremont. By virtue of the holding of such offices, the stock ownership and his service as trustee, all as described above, (a) Mr. Simmons may be deemed to control such entities, and (b) Mr. Simmons, and certain of such entities may be deemed to possess indirect beneficial ownership of the Common Stock directly beneficially owned by Valhi and Tremont and the shares of Valhi Common Stock and Tremont Common Stock held by Contran and its subsidiaries. However, Mr. Simmons disclaims beneficial ownership of the shares of Common Stock, Valhi Common Stock and Tremont Common Stock beneficially owned, directly and indirectly, by such entities.

     The shares of Valhi Common Stock described above as owned by Contran include approximately 0.2% of the outstanding Valhi Common Stock which is directly held by the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2"). The shares of Tremont Common Stock described above as owned by Contran include approximately 3.5% of the outstanding Tremont Common Stock which is directly held by the CDCT No. 2. Boston Safe Deposit and Trust Company serves as trustee of the CDCT No. 2 (the "Trustee"). Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Under the terms of the CDCT No. 2, Contran (i) retains the sole power to vote the Valhi Common Stock and Tremont Common Stock held by the CDCT No. 2, (ii) retains dispositive power over such shares, and (iii) may be deemed the indirect beneficial owner of such shares. However, Mr. Simmons disclaims such beneficial ownership of the shares beneficially owned by the CDCT No. 2, except to the extent of his interest as a beneficiary of CDCT No. 2.

     The Foundation directly holds approximately 3.7% of the outstanding Tremont common stock and 0.5% of the outstanding Valhi common stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board and chief executive officer of the Foundation and may be deemed to control the Foundation. Mr. Simmons,
     however,   disclaims  beneficial  ownership  of  any  shares  held  by  the
     Foundation.

(4) The shares of Common Stock shown as beneficially owned include (i) 115,600 shares of Common Stock which Joseph S. Compofelice has the right to acquire by exercise of options within 60 days of the Record Date under the 1989 Long Term Performance Incentive Plan of NL Industries, Inc. (the "Incentive Plan"), (ii) 7,183 shares credited to Mr. Compofelice's account under the NL Industries, Inc. Retirement Savings Plan (the "Savings Plan"), and (iii) 42,000 shares held by Mr. Compofelice and his wife as joint tenants.

(5) The shares of Common Stock shown as beneficially owned include (i) 833,277 shares of Common Stock which J. Landis Martin has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plan or predecessor plans and (ii) 13,809 shares credited to Mr. Martin's account under the Savings Plan.

(6) The shares of Common Stock shown as beneficially owned include (i) 4,000 shares of Common Stock which Kenneth R. Peak has the right to acquire by exercise of options within 60 days of the Record Date pursuant to the NL Industries, Inc. 1992 Non-Employee Director Stock Option Plan (the "Director Plan") and (ii) 21 shares of Common Stock held by Mr. Peak's wife with respect to which Mr. Peak disclaims beneficial ownership.

(7) The shares of Common Stock shown as beneficially owned by Harold C. Simmons constitute shares held by Mr. Simmons' wife with respect to which beneficial ownership is disclaimed by Mr. Simmons.

(8) The shares of Common Stock shown as beneficially owned include 414,399 shares of Common Stock which Dr. Lawrence A. Wigdor has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plan.

(9) The shares of Common Stock shown as beneficially owned include 4,000 shares of Common Stock which Admiral Elmo R. Zumwalt, Jr. has the right to acquire by exercise of options within 60 days of the Record Date pursuant to the Director Plan.

(10) The shares of Common Stock shown as beneficially owned include (i) 200,800 shares of Common Stock which David B. Garten has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plan, and (ii) 15,494 shares credited to Mr. Garten's account under the Savings Plan.

(11) The shares of Common Stock shown as beneficially owned include (i) 149,600 shares of Common Stock which Dennis G. Newkirk has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plan, (ii) 5,000 shares credited to Mr. Newkirk's account under the Savings Plan, and (iii) 10,000 shares held by Mr. Newkirk and his wife as joint tenants.

(12) In addition to the foregoing, the shares of Common Stock shown as beneficially owned by the directors and executive officers as a group include (i) 147,382 shares of Common Stock which the remaining executive officers of the Company have the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plan or predecessor plans, and (ii) 13,181 shares credited to such executives' accounts under the Savings Plan.

     Ownership of Valhi and Tremont Common Stock. The following table and accompanying notes set forth as of the Record Date (i) the beneficial ownership, as defined above, of Valhi Common Stock held by (a) each director or nominee for director of NL, (b) each executive officer of NL listed in the Summary Compensation Table below, and (c) all executive officers and directors of NL as a group, and (ii) the beneficial ownership, as defined above, of Tremont Common Stock held by (a) each director or nominee for director of NL, and (b) each executive officer of NL listed in the Summary Compensation Table below, and (c) all executive officers and directors of NL as a group. See note (3) to the table following the caption "Ownership of NL Common Stock" above, for information concerning individuals and entities who may be deemed to indirectly beneficially own those shares of Common Stock directly beneficially held by Tremont and Valhi. Except as described in note (3) above and the table below and the accompanying notes, no equity securities of NL's parent companies are beneficially owned by any director, nominee for director or executive officer of NL. All information is taken from or based upon ownership filings made by such persons with the Commission or information provided by such persons to NL.

                                          Tremont Common Stock                   Valhi Common Stock
                                  ---------------------------------     -----------------------------------

                                  Amount and                            Amount and
                                  Nature of                             Nature of
            Name of               Beneficial             Percent        Beneficial               Percent
      Beneficial Owner            Ownership(1)         of Class (2)     Ownership (1)         of Class (2)
      ----------------            ------------         ------------     -------------         ------------
Joseph S. Compofelice              12,200(3)              --              40,000(8)(9)             --
J. Landis Martin                  210,418(4)             3.1%             25,000                   --
Kenneth R. Peak                       -0-                 --                   -0-                 --
Glenn R. Simmons                      534(5)              --             424,533(5)(9)(10)         --
Harold C. Simmons                   3,747(5)(6)           --             430,383(5)(9)(11)         --
Dr. Lawrence A. Wigdor                -0-                 --                   -0-                 --
Admiral Elmo R. Zumwalt, Jr.          -0-                 --                   -0-                 --
David B. Garten                    12,000(7)              --                   -0-                 --
Dennis G. Newkirk                     -0-                 --                   -0-                 --
All directors and executive
officers of the Company           247,093(3)(4)(5)       3.7%            934,916(5)(9)             --
   as a group (11 persons)               (6)(7)(12)                             (10)(11)


---------

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating the percent of class owned 1,186,200 shares of Valhi Common Stock held by NL and 1,000,000 shares of Valhi Common Stock held by Valmont Insurance Company ("Valmont"), a wholly-owned subsidiary of Valhi, are excluded from the amount of Valhi Common Stock outstanding pursuant to Delaware law.

(3) The shares of Tremont Common Stock shown as beneficially owned by Joseph S. Compofelice include 12,200 shares held by Mr. Compofelice and his wife as joint tenants.

(4) The shares of Tremont Common Stock shown as beneficially owned by J. Landis Martin include 75,500 shares of Tremont Common Stock which Mr. Martin has the right to acquire by exercise of options within 60 days of the Record Date under the Tremont Incentive Plan, and 510 shares held by the trustee for the benefit of Mr. Martin under the Savings Plan. Such shares include 1,800 shares held by Mr. Martin's wife, 2,400 shares held by the Martin Children's Trust No. II for which Mr. Martin is the sole trustee and 100 shares held by Mr. Martin's daughter, with respect to all of which beneficial ownership is disclaimed by Mr. Martin.

(5) Excludes certain shares which may be deemed to be indirectly beneficially owned by Harold C. Simmons as to which he disclaims beneficial ownership. See note (3) to the table following "Ownership of NL Common Stock" above.

(6) The shares of Tremont Common Stock shown as beneficially owned by Harold C. Simmons consist of shares held by Mr. Simmons' wife with respect to which beneficial ownership is disclaimed by Mr. Simmons.

(7) The shares of Tremont Common Stock shown as beneficially owned by David B. Garten include 11,500 shares which Mr. Garten has the right to acquire by exercise of options within 60 days of the Record Date under the Tremont Incentive Plan.

(8) Includes 10,000 shares of Valhi Common Stock held by Joseph S. Compofelice and his wife as joint tenants.

(9) Includes shares that such person or group could acquire upon the exercise of stock options within 60 days of the Record Date. During such 60-day period, options for 350,000 shares of Valhi Common Stock are exercisable by Harold C. Simmons, options for 380,000 shares of Valhi Common Stock are exercisable by Glenn R. Simmons, options for 30,000 shares of Valhi Common Stock are exercisable by Joseph S. Compofelice, and options for 15,000 shares of Valhi Common Stock are exercisable by the remaining executive officers of the Company, all of which shares are included in the amount outstanding for purposes of calculating the percent of class owned by such persons.

(10) Includes 4,383 shares of Valhi Common Stock held in Glenn R. Simmon's individual retirement account, 3,000 shares held by Mr. Simmons' wife, and 800 shares held in a retirement account for Mr. Simmon's wife, with respect to all of which beneficial ownership is disclaimed by Mr. Simmons.

(11) Includes 77,000 shares of Valhi Common Stock held by Harold C. Simmons' wife, with respect to which beneficial ownership is disclaimed by Mr. Simmons.

(12) In addition to the foregoing, the shares of Tremont Common Stock shown as beneficially owned by the directors and executive officers as a group include 7,365 shares of Tremont Common Stock which the remaining executive officers of the Company have the right to acquire by exercise of options within 60 days of the Record Date and 11 shares credited to an executive's account under the Savings Plan.

      The Company understands that Valhi, Tremont and related entities may consider acquiring or disposing of shares of Common Stock through open-market or privately-negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of the Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors deemed relevant by such entities. The Company does not presently intend, and understands that neither Valhi nor Tremont presently intends, to engage in any transaction or series of transactions which would result in the Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended, or ceasing to be traded on a national securities exchange.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who own beneficially more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission, the New York Stock Exchange, the Pacific Exchange and the Company. Based solely on a review of copies of the Section 16(a) reports furnished to the Company and written representations by certain reporting persons, the Company believes that all of the Company's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 1997.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

Compensation of Directors

     During 1997, fees were paid to each director who was not an employee of the Company or a subsidiary of the Company. Fees consisted of an annual retainer of $15,000, payable in quarterly installments, plus an attendance fee of $750 for each meeting of the Board or a committee at which the director was present. Such directors also received a fee of $750 per day for each day spent on NL business at the request of the Board or the Chairman of the Board, other than the day of Board or committee meetings. Directors are reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. If any director who is not an officer or employee of NL or any subsidiary or affiliate of NL dies while in active service, his designated beneficiary or estate will be entitled to receive a life insurance benefit equal to the annual retainer then in effect. Directors receiving fees for serving on the Board of Directors in 1997 were Messrs. Peak, G. Simmons, H. Simmons, and Admiral Zumwalt. See "Certain Relationships and Transactions."

      In 1997, Admiral Zumwalt and Mr. Peak were each granted an option pursuant to the Director Plan (as defined above) to purchase 1,000 shares of Common Stock at an exercise price of $12.00 per share, representing the last reported sales price of Common Stock on the New York Stock Exchange Composite Tape on the date of grant. Options granted under the Director Plan become exercisable one year after the date of grant and expire on the fifth anniversary following the date of grant.


Summary of Cash and Certain Other Compensation of Executive Officers

      The Summary Compensation Table set forth below provides certain summary information concerning annual and long-term compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and each of its other four most highly compensated executive officers for services rendered during the years ended December 31, 1997, 1996 and 1995.


                                                SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                      Annual Compensation (1)                    Compensation (1)
                                      -----------------------                    ----------------
                                                                                      Awards
                                                                                      ------
                                                                                           Securities
Name and                                                                  Restricted       Underlying        All Other
Principal Position            Year        Salary         Bonus (2)       Stock Awards        Options       Compensation
------------------            ----        ------         ---------       ------------        -------       ------------
                                           ($)              ($)              ($)               (#)            (5)($)
J. Landis Martin              1997        500,000        750,000             -0-             120,000            9,600
President and Chief           1996        400,000            -0-             -0-              45,000           85,000
Executive Officer (3)         1995        400,000        600,000             -0-                 -0-           94,000

Dr. Lawrence A. Wigdor        1997        550,000        825,000             -0-              90,000           14,124
Executive Vice President      1996        550,000            -0-             -0-              36,000          126,885
                              1995        550,000        825,000             -0-                 -0-          120,414

Joseph S. Compofelice         1997        260,000        390,000             -0-              45,000           12,254
Vice President and Chief      1996        185,000            -0-             -0-              24,000           32,762
Financial Officer (4)         1995        185,000        277,500             -0-              30,000           39,042

David B. Garten               1997        250,000        375,000             -0-              45,000           10,813
Vice President, Secretary     1996        250,000            -0-             -0-              12,000           45,030
and General Counsel           1995        225,000        337,500             -0-                 -0-           43,871

Dennis G. Newkirk             1997        170,000        185,300             -0-              30,000           10,425
Vice President and            1996        170,000            -0-             -0-               9,000           19,186
Controller                    1995        150,000        163,500             -0-                 -0-           22,060


(1) No payouts under any long-term incentive plans (as defined by applicable federal securities regulations) were made during 1997, 1996 or 1995, and no other annual compensation payments were made in 1997, 1996 or 1995. Therefore, columns for such compensation otherwise required by applicable federal securities regulations have been omitted.

(2) Amounts paid pursuant to the Variable Compensation Plan. See "Compensation Committee's Report on Executive Compensation" below.

(3) During 1997, 1996 and 1995, Mr. Martin also served as an executive officer of Tremont and TIMET. Mr. Martin is expected to continue to serve as an executive officer of NL, TIMET and Tremont in 1998 and to be compensated directly by NL for services to NL and by TIMET for services to TIMET and Tremont. Mr. Martin is expected to continue to devote approximately one-half of his working time to his duties as President and Chief Executive Officer of NL. See "Certain Relationships and Transactions."

(4) During 1997, 1996, and 1995, Mr. Compofelice also served as an executive officer of Tremont and Valhi. Mr. Compofelice commenced employment as an executive officer of TIMET in 1996. He was compensated directly by NL and TIMET and/or Tremont for services to such companies in 1997, 1996 and 1995. NL was credited by Valhi for the portion of Mr. Compofelice's salary earned for services attributable to Valhi in 1997, 1996 and 1995 against the amount otherwise payable by NL to Valhi pursuant to the intercorporate services agreement between NL and Valhi. See "Certain Relationships and Transactions." Amounts paid in 1997, 1996 and 1995 by NL to Mr. Compofelice that were credited by Valhi are included in the table above. The amounts in the table above exclude certain payments made through the NL payroll system which were funded entirely by an affiliate. NL expects that Valhi will credit NL under the above-referenced intercorporate services agreement for the portion of Mr. Compofelice's salary for services attributable to Valhi in 1998.

(5)  For 1997 represents (i) $4,524,  $2,654,  $1,213 and $825 of life insurance premiums paid by the Company for the benefit of Dr. Wigdor and Messrs. Compofelice, Garten and Newkirk, respectively, and (ii) a contribution of $9,600 to the account of each of the named executive officers under the Savings Plan. For 1996 represents: (i) $4,385, $1,512, $1,280 and $836 of life insurance premiums paid by the Company for the benefit of Dr. Wigdor and Messrs. Compofelice, Garten and Newkirk, respectively, and (ii) $122,500, $85,000, $31,250, $43,750 and $18,350 accrued by the Company in unfunded accounts for the benefit of Dr. Wigdor and Messrs. Martin, Compofelice, Garten and Newkirk, respectively, under the NL's Supplemental Executive Retirement Plan ("SERP"). For 1995 represents: (i) a contribution by the Company of $9,000 to the account of each of the named executive officers under the Savings Plan, (ii) $3,914, $1,512, $1,121 and $760 of life insurance premiums paid by the Company for the benefit of Dr. Wigdor and Messrs. Compofelice, Garten and Newkirk, respectively, and (iii) $107,500, $85,000, $28,530, $33,750 and $12,300 accrued by the Company in unfunded accounts for the benefit of Dr. Wigdor and Messrs. Martin, Compofelice, Garten and Newkirk, respectively, under the SERP.

Stock Option Grants

      The following table provides information with respect to the individual stock option grants to the executive officers named in the Summary Compensation Table set forth above under the Incentive Plan (as defined above) during fiscal year 1997.


                                              OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                          Potential Realizable Value
                                                                                                           at Assumed Rates of Stock
                                                       Percent of Total     Exercise or                         Appreciation for
                          Number of Securities         Options Granted          Base                             Option Term (3)
      Name                Underlying Options           to Employees in        Price(2)      Expiration    --------------------------
      ----                  Granted  (#)(1)               Fiscal Year       ($/Share)         Date
                          --------------------         ----------------     -----------     ----------
                                                                                                            5% ($)           10% ($)
                                                                                                            ------           -------
J. Landis Martin                 30,000                       20.5%           11.875         2/12/07        224,042          567,769
                                 30,000                                       13.375                        179,042          522,769
                                 30,000                                       14.875                        134,042          477,769

Lawrence A. Wigdor               25,000                       17.1%           11.875         2/12/07        186,702          473,141
                                 25,000                                       13.375                        149,202          435,641
                                 25,000                                       14.875                        111,702          398,141

Joseph S. Compofelice            12,000                        8.2%           11.875         2/12/07         89,616          227,107
                                 12,000                                       13.375                         71,616          209,107
                                 12,000                                       14.875                         53,616          191,107

David B. Garten                  15,000                       10.2%           11.875         2/12/07        112,021          283,884
                                 15,000                                       13.375                         89,521          261,384
                                 15,000                                       14.875                         67,021          238,884

Dennis G. Newkirk                10,000                        6.8%           11.875         2/12/07         74,680          189,256
                                 10,000                                       13.375                         59,680          174,256
                                 10,000                                       14.875                         44,680          159,256


(1) Grants of options to purchase shares of Common Stock under the Incentive Plan vest over five years from February 12, 1997, the date of grant, at a rate of 40% on the second anniversary of the date of grant, and 20% on each of the next three succeeding anniversary dates. The options expire on the tenth anniversary date of the date of grant.

(2) Exercise price of $11.875 is equal to the mean of the high and low prices of the Common Stock on the New York Stock Exchange Composite Tape on the date of grant; exercise prices of $13.375 and $14.875 are equal to the foregoing mean price on the date of grant plus $1.50 and $3.00, respectively.

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and depends upon the future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of the Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $19.34 and $30.80 at the assumed 5% and 10% rates, respectively.

Stock Option Exercises and Holdings

     The following table provides information with respect to the executive officers named in the Summary Compensation Table, as set forth above, concerning the exercise of options during the last fiscal year and the value of unexercised options held as of December 31, 1997. Three such executive officers exercised options during 1997 as shown in the table below. No stock appreciation rights have been granted under the Incentive Plan.


                        AGGREGATED OPTION EXERCISES IN 1997 AND 12/31/97 OPTION VALUES

                                                                     Number of Securities
                                                                     Underlying Unexercised        Value of Unexercised In-the-
                         Shares Acquired on                           Options at 12/31/97(#)         Money Options at 12/31/97
       Name                 Exercise (#)      Value Realized ($)     Exercisable/Unexercisable     ($) Exercisable/Unexercisable
       ----                 ------------      ------------------     -------------------------     -----------------------------

J. Landis Martin              76,000               722,629               752,277/237,000                 2,005,500/560,250
Lawrence A. Wigdor            20,000               170,000               361,998/169,002                   997,868/351,507
Joseph S. Compofelice         12,000                84,376                75,000/128,000                   324,000/289,000
David B. Garten                -0-                   -0-                 178,000/84,000                    498,500/173,060
Dennis G. Newkirk              -0-                   -0-                 128,000/66,000                    511,625/162,436


Pension Plan

      The Retirement Plan of NL Industries, Inc. for its U.S. employees (the "Pension Plan") provides lifetime retirement benefits to eligible employees. In February 1996, the Company approved the suspension of all future accruals under the salaried component of the Pension Plan effective as of March 31, 1996 (the "Suspension Date"). Salaried employees who were at least 21 years of age became eligible to participate in the Pension Plan if they completed at least five months of service (as defined in the Pension Plan) in a specified twelve-month period prior to the Suspension Date. Annually, prior to the Suspension Date, the Board established, in its discretion, the amount of an employee's annual pension benefit for the year based primarily on the employee's total eligible earnings for that year and the Company's financial performance in relationship to its annual operating plan for the previous year. To the extent that the minimum, target, or maximum level of operating income performance were achieved, the employee earned an annual benefit equal to 1%, 2% or 3%, respectively, of such employee's total base salary and bonus, up to the limits set forth in the Internal Revenue Code. See "Compensation Committee's Report on Executive Compensation - Variable Compensation Plan" below. Such pension benefits are payable upon retirement and attainment of ages specified in the Pension Plan.

The Pension Plan covers each executive officer named in the Summary Compensation Table set forth above. No amounts were paid or distributed to any of the named executive officers in 1997. The estimated accrued annual benefits payable upon retirement at normal retirement age for Dr. Wigdor and Messrs. Martin, Compofelice, Garten and Newkirk are $29,438, $50,239, $9,293, $26,405 and $29,084, respectively.


Employment Agreements

      Mr. Martin has entered into an executive severance agreement with the Company which provides that he may be terminated at any time by action of the Board of Directors. The Company and Mr. Martin have amended the executive severance agreement originally entered into in December 1991 to provide that the following payments shall be made to Mr. Martin in the event Mr. Martin is terminated by the Company without cause (as defined in the agreement) or Mr. Martin terminates his employment with the Company for good reason (as defined in the agreement): (i) two times Mr. Martin's annual base salary plus target bonus (which shall not be less than the amount of his annual salary); (ii) accrued salary and bonus through the date of termination; and certain other benefits. The amended agreement provides that it shall be in effect through December 31, 2000.

      In connection with the commencement of Mr. Compofelice's employment with the Company in February 1994, the MDC Committee (as defined below) approved the terms of an executive severance agreement with Mr. Compofelice which have since been incorporated into an executive severance agreement which provides that Mr. Compofelice may be terminated at any time by action of the Board of Directors. The executive severance agreement also provides that the following payments shall be made to Mr. Compofelice in the event Mr. Compofelice is terminated by the Company without cause (as defined in the agreement) or Mr. Compofelice terminates his employment with the Company for good reason (as defined in the agreement): (i) the greater of two times Mr. Compofelice's annual base salary plus target bonus (which shall not be less than the amount of his annual salary) or Mr. Compofelice's actual salary and bonus for the two years prior to termination; (ii) accrued salary and bonus through the date of termination;
(iii) an amount in cash or Common Stock equal to the fair market value of outstanding stock options granted to Mr. Compofelice in excess of the exercise price and unvested restricted stock grants; (iv) an amount equal to unvested Company contributions together with an amount equal to the Company's matching contributions to Mr. Compofelice's account under the Savings Plan for a period of two years; (v) an amount equal to the vested and unvested portions of Mr.
Compofelice's account under the SERP; and (vi) certain other benefits. This agreement is automatically extended for a one-year term commencing each January 1, unless the Company and Mr. Compofelice agree otherwise in writing. Mr. Compofelice left the employment of the Company in February 1998; no amounts were paid or are due under the agreement.

       Dr. Wigdor and the Company entered into an executive severance agreement in March 1995 on terms substantially similar to those in the agreement between the Company and Mr. Compofelice described above.

            COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION


      The Company's Management Development and Compensation Committee (the "MDC Committee") consists of individuals who are neither officers nor employees of the Company or its subsidiaries and who are not eligible to participate in any of the employee benefit plans administered by such committees.

      The MDC Committee reviews and recommends executive officer compensation policies and practices. The MDC Committee was responsible for reviewing and approving all compensation actions during 1997, including stock-based compensation, involving the Company's executive officers. However, any action in connection with the Chief Executive Officer's (the "CEO") base salary is reviewed and approved by the Board after recommendation by the MDC Committee. See "Meetings and Committees."

      The Company's compensation system with respect to its executive officers, including the CEO, consists of three primary components: base salary, annual variable compensation pursuant to the Variable Compensation Plan, and the grant of stock options, restricted stock and/or stock appreciation rights pursuant to the Incentive Plan. Through the use of the foregoing, the Committee seeks to achieve a balanced compensation package that will attract and retain high quality key executives, appropriately reflect each such executive officer's individual performance, contributions, and general market value, and provide further incentives to such officers to maximize annual operating performance and long-term shareholder value.

Base Salaries

      The MDC Committee reviews any recommendations of the CEO regarding changes in base salaries for executive officers. Such recommendations are made after the CEO's consultation with the Chairman of the Board. Reviews regarding changes in the base salaries of executive officers occur no more frequently than annually. When recommendations regarding changes in base salary levels are made by the CEO, the MDC Committee may take such actions, including any modifications, as it deems appropriate. The CEO's recommendations and the MDC Committee's actions in 1997 were based primarily on a subjective evaluation of past and potential future individual performance and contributions and alternative opportunities that might be available to the executives in question. The Committee also had available to it compensation data from companies employing executives in positions similar to those whose salaries were being reviewed as well as market conditions for executives in general with similar skills, background and performance levels, both inside and outside of the chemicals industry (such companies may include companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company, or where the executive in question has similar responsibilities. In 1997, the MDC Committee approved a base annual salary increase for Mr. Compofelice from $185,000 to $260,000 and for Mr. Martin from $400,000 to $500,000. In addition, the Committee determined that Ms. Alderton should receive a base salary with respect to 1996 on a full time basis. No action was taken with respect to the base salaries of any of the other executive officers of the Company.

Variable Compensation Plan

      Awards under the Variable Compensation Plan constitute a significant portion of an executive's potential annual cash compensation (between 0% and 150% of base salary for the CEO and certain executive officers). Awards are based primarily on the Company's main business segment achieving annual predetermined operating income goals and secondarily, with respect to certain of the executive officers, on individual performance. The Company's management makes recommendations to the Board regarding the operating income plan for the year after reviewing market conditions and the Company's operations, competitive position, marketing opportunities, and strategies for maximizing financial performance. The Board approves this recommendation with modifications it deems appropriate. Based on the business plan for the year, the MDC Committee sets the

Company's and its business segments' operating income goals at three levels which are designed to help focus the Company's executives on achieving superior annual operating results in light of existing conditions: a threshold level, which is the minimum operating income level for any award to be made under the Variable Compensation Plan (the "Minimum Level"), a target level (the "Target Level"), and a maximum level (the "Maximum Level"). The Variable Compensation Plan, in combination with base salary, is designed to result in executive officers and other eligible participants receiving annual cash compensation below competitive compensation levels if the Minimum Level is not achieved.

      Pursuant to the Variable Compensation Plan, if operating income is below the Minimum Level, no variable compensation is paid. If the Minimum Level is met, executive officers are eligible to receive variable compensation payments that in 1997 ranged between 14% and 60% of base salary, depending on the executive. If the Target Level is reached, the range of variable compensation payments is higher, and in 1997 ranged between 22% and 100% of base salary, depending on the executive. If the Maximum Level is reached or exceeded, executives are eligible to receive the highest variable compensation payments, and in 1997 the range of payments for which executives were eligible was between 35% and 150% of base salary, depending on the executive. In view of the achievement of operating income during 1996 below the Minimum Level, in 1997 the MDC Committee approved no payments under the Variable Compensation Plan to the executive officers, including the CEO. Such awards to the CEO and the four other highest paid executive officers under the Variable Compensation Plan are reported in the bonus column in the Summary Compensation Table set forth above.

      Apart from the Variable Compensation Plan, the MDC Committee may award other bonuses as the Committee deems appropriate from time to time under its general authority or under a separate discretionary plan. No such awards were made as to executive officers in 1997. In addition, target levels for operating income performance were utilized by the MDC Committee and the Board, as applicable, for determining the contributions by the Company to the accounts of eligible participants, including the CEO and the executive officers, under the Savings Plan, the Pension Plan, and the SERP. See "Pension Plan" above.

Stock-Based Compensation

      The Incentive Plan further supports the goal of maximizing long-term shareholder value by providing for stock-based compensation, the value of which is directly related to increases in shareholder value. Stock option grants, in particular, are considered a significant element of the Company's total compensation package for the CEO and the other executive officers of the Company. The Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of the Company from the shareholders' perspective.

      Option grants are intended to provide incentives to increase shareholder value in the future and to reward past performance by the executive. In 1997, the MDC Committee reviewed recommendations by the CEO regarding option grants to executive officers other than the CEO. Options were granted to executive officers, including the CEO, in the MDC Committee's discretion based on a subjective evaluation regarding each executive's performance and responsibilities. In 1997, the MDC Committee included in its determination regarding the number of options to be granted to each executive officer, including the CEO, the amount and terms of options already held by such officers. Grants made in 1997 are reported in the Option Grants in Last Fiscal Year Table set forth above.

      To help assure a focus on long-term creation of shareholder value, the MDC Committee granted ten year options, which vest 40%, 60%, 80% and 100% on the second, third, fourth and fifth anniversary dates of the date of grant, respectively. In 1997 the MDC Committee granted options in three exercise price tranches. One-third of such options granted in 1997 are exercisable at the fair market value of the Common Stock on the date of grant. The remaining two-thirds of the options are exercisable at levels that are above the market price on the date of grant. See the Summary Compensation Table above. Although permitted under the Incentive Plan, the MDC Committee in 1997 did not make or recommend any grants of restricted stock, stock appreciation rights or other equity-based awards.

     To encourage growth in shareholder value, the MDC Committee believes that executives who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in its ongoing success. In 1993, the MDC Committee established goals for minimum Common Stock ownership for executive officers to encourage executives to build their Common Stock ownership. Executives are encouraged to achieve these ownership goals over the coming year. The MDC Committee intends to take into consideration in making future grants of stock options after 1998, among other things, whether or not an executive has achieved his or her ownership goals. The table below shows the goals for the Company's executive officers at year-end 1997 for minimum Common Stock ownership and year-end market value of the actual share ownership (excluding unexercised options) as a multiple of 1997 base salary.


                                               Year-End Market Value of Share
                                          Ownership as a Multiple of Base Salary

                                                        Actual           Goal
President and Chief Executive Officer                    4.3X             4X
Executive Vice President                                 2.2X             3X
Vice Presidents:  Chief Financial Officer                2.6X             3X
                  Controller                             3.3X             2X
                  General Counsel                        2.5X             2X
                  Treasurer                              3.2X             2X


Tax Code Limitation on Executive Compensation Deductions

      In 1993, Congress amended the Internal Revenue Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's shareholders. In 1996, the Board and the Company's shareholders approved amendments to the Company's Variable Compensation Plan and Incentive Plan which permit compensation paid or awards or grants made to executives pursuant to such plans to continue to qualify for deductibility by the Company.

      The foregoing report on executive compensation has been furnished by the Company's MDC Committee of the Board of Directors.

                        Mr. Kenneth R. Peak (Chairman)
                        Admiral Elmo R. Zumwalt, Jr.

                                PERFORMANCE GRAPH


      Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S & P Composite 500 Stock Index and the S & P Chemicals Index for the period commencing December 31, 1992 and ending December 31, 1997. The graph shows the value at December 31 of each year assuming an original investment of $100 and reinvestment of dividends and other distributions to shareholders.

[GRAPHIC OMITTED - GRAPH DESCRIPTION] a line graph plotting the points shown in the chart below which compares the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S & P Composite 500 Stock Index and S & P Chemical Index for the period commencing December 31, 1992 and ending December 31, 1997.



                         1992      1993     1994      1995      1996       1997
                         ----      ----     ----      ----      ----       ----
NL Industries, Inc.      $100       $97     $273      $262      $241       $302
S & P 500                $100      $110     $112      $153      $189       $252
S & P Chemicals Index    $100      $112     $129      $169      $223       $275

                       PROPOSAL TO APPROVE ADOPTION OF THE
                 NL INDUSTRIES, INC. 1998 LONG-TERM INCENTIVE PLAN

      The Board of Directors seeks the approval by the Company's shareholders of the NL Industries, Inc. 1998 Long-Term Incentive Plan (the "Plan"). The Board of Directors adopted the Plan in March 1998, subject to shareholder approval. The text of the Plan is attached as Appendix A. The description of the Plan in this proxy statement is qualified in its entirety by reference to the complete text of the Plan in Appendix A.

Description of the Plan

General

      Purpose. The purpose of the Plan is to advance the interests of NL and its shareholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of NL.

      Types of Awards. The Plan provides for awards or grants of stock options, stock appreciation rights ("SARs"), restricted stock, performance grants and other awards deemed by the MDC Committee to be consistent with the purposes of the Plan (collectively, "Awards").

      Eligible Persons. Key individuals employed by, or performing services for, NL are eligible to receive Awards. A person who is eligible to receive an Award may be a nonemployee director or some other person who is not employed by NL.

      Administration.   Generally,   a  committee  of  the  Board  of  Directors
consisting of two or more individuals administers the Plan (the "Committee"). The Plan provides that the MDC Committee is the initial committee to administer the Plan. In certain other instances, the Board of Directors or other persons may administer the Plan. The Plan requires that the membership of the Committee consist of "nonemployee directors" as defined in Rule 16b-3 promulgated by the Commission under the Exchange Act and "outside directors" as defined under regulations promulgated by the Department of Treasury under Section 162(m) of the Internal Revenue Code. Eligible persons entitled to receive Awards include members of the Committee.

      The Committee determines the eligible persons to whom it grants Awards and the type, size and terms of such Awards. The Committee may also amend the terms of any Award if the Committee could grant such amended Award under the terms of the Plan at the time of such amendment. In addition, the Committee can construe and interpret the Plan and any Award and make all other determinations deemed necessary or advisable for the administration of the Plan.

      Number of Shares Subject to the Plan. The Plan reserves a maximum of 5,000,000 shares of NL Common Stock for Awards, subject to certain adjustments. NL Common Stock issued under the Plan may be either newly issued shares, treasury shares, reacquired shares or any combination of the three. If any shares of NL Common Stock issued as restricted stock under the Plan are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, the NL Common Stock that would otherwise have been issuable pursuant to such Award will be available for issuance under new Awards.

      Annual Limit on Awards to an Individual. Subject to certain adjustments, no Eligible Person may receive Awards for more than one million shares of NL Common Stock in any one fiscal year.

      Limitations on Transfers of Awards. Generally, an Award is nontransferable except by approval of the Committee or by will or the laws of descent and distribution. Incentive Stock Options, however, are transferable only by will or the laws of descent and distribution.

Description of Awards under the Plan

      Stock Options. An Award of a Stock Option (a "Stock Option") is the right to purchase a specified number of shares of NL Common Stock at a specified exercise price, both of which the Committee determines. The Committee can choose whether on not the grant of a Stock Option requires the recipient to pay a purchase price at the time of grant. The Committee also determines when and how a Stock Option becomes exercisable. The term of a Stock Option, however, cannot exceed ten years. A Stock Option may be either a Nonqualified or an Incentive Stock Option.

      The Committee may grant Nonqualified Stock Options to any eligible person under the Plan. The exercise price for Nonqualified Stock Options may be at any price the Committee determines.

      The Committee may only grant Incentive Stock Options to employees of NL. The exercise price of an Incentive Stock Option may not be less than the fair market value of the underlying shares of NL Common Stock on the date of grant. The maximum aggregate fair market value of NL Common Stock (determined as of the respective dates of grant) with respect to which Incentive Stock Options are first exercisable by any one employee of NL in any calendar year cannot exceed $100,000. If the Committee grants an Incentive Stock Option to an employee who owns more than 10% of the voting power of all classes of the stock of NL or any parent or subsidiary of NL, the option cannot have an exercise price lower than 110% of fair market value on the date of the grant or a term longer than five years. In addition, the recipient of an Incentive Stock Option cannot exercise the option beyond the time the Code allows for the favorable tax treatment of Incentive Stock Options.

      Payment of the exercise price of a Stock Option must be made in such form as the Committee determines in its discretion. If the Committee allows payment to be made with shares of NL Common Stock, such shares are valued at their fair market value on the day of exercise and shall have been held by the option holder for a period of at least six months.

      The Committee may grant Stock Options in conjunction with any other Award, except that Incentive Stock Options cannot have an associated Award that is a Nonqualified Stock Option. When the Committee awards a Stock Option in conjunction with an associated Award, the number of NL Common Shares subject to the Stock Option may be reduced on an appropriate basis to the extent that the associated Award is exercised, paid to or otherwise received by the recipient, as determined by the Committee.

      Stock Appreciation Rights. SARs are rights to receive (without payment to the Company) cash, NL Common Stock, other property or any combination of the three based on the increase in the value of the NL Common Stock specified in the SAR. A SAR that is related to another Award is exercisable only to the extent that the other Award is exercisable and then only during such period or periods as the Committee determines. In addition, a SAR that is associated with a Stock Option is exercisable only when the fair market value of a share of NL Common Stock exceeds the exercise price per share of the associated Stock Option. If a SAR's associated Award is an Incentive Stock Option, the exercise of the SAR is limited to those instances where its exercise would not disqualify the associated Stock Option's status as an Incentive Stock Option under the Code. When the Committee awards a SAR in conjunction with an associated Award, the number of NL Common Shares subject to the SAR may be reduced on an appropriate basis to the extent that the associated Award is exercised, paid to or otherwise received by the recipient, as determined by the Committee.

      Upon the exercise of a SAR, the holder receives, at the election of the Committee, cash, shares of NL Common Stock, other consideration or any combination of the three equal in value to (or in the discretion of the Committee, less than) the excess of the fair market value of the shares of NL Common Stock subject to such exercise over the exercise price for such shares as specified in the SAR.

      Restricted Stock. An Award of restricted stock is an award of a number of shares of NL Common Stock that are subject to certain restrictions (e.g., such stock shall be issued but not delivered to the recipient and, generally, shall be forfeited if the recipient's employment or performance of services for NL terminates). Such restrictions exist for a certain restricted period and in accordance with such terms as the Committee specifies. Prior to the expiration of the restricted period and the satisfaction of any applicable terms, a recipient who has received an Award of restricted stock has the rights of ownership of the shares of NL Common Stock subject to such award, including the right to vote and to receive dividends.

      Performance Grants. At the time an Award of a performance grant is made, the Committee establishes performance objectives during a specified award period. The final value, if any, of a performance grant is determined by the degree to which the performance objectives have been achieved during the award period, subject to adjustments that the Committee may approve based on relevant factors. Performance objectives may be based on the performance of the recipient, NL, one or more of its subsidiaries or one or more of their divisions or units, or any combination of thereof, as the Committee determines. The Committee may, in its discretion, make adjustments in the computation of any performance measure. The maximum value of an Award of a performance grant as established by the Committee may be a fixed amount, an amount that varies from time to time based on the value of the NL Common Stock, or an amount that is determinable from other criteria the Committee specifies. Performance grants may have different classes or series, having different names, terms and conditions.

      The Committee may grant Awards of performance grants in conjunction with other Awards. If awarded in conjunction with an associated Award, the number of performance grants may be reduced on an appropriate basis to the extent that the associated Award is exercised by, paid to, or otherwise received by, the recipient, as determined by the Committee.

      The Committee will generally determine the value of an Award of a performance grant as promptly as practicable after the end of the award period or upon the earlier termination of the recipient's employment or performance of services. The Committee may, however, determine the value of the performance grant and pay it out at any time during the award period. If the performance grant does not have an associated Award, the holder of the performance grant will be paid the final value. If the performance grant has value and has an associated Award, however, the Committee will determine whether to cancel the performance grant and permit the recipient to retain the associated Award, to cancel the associated Award and pay out the value of the performance grant or to pay out the value of only a portion of the performance grant and to cancel the associated Award as to an appropriate portion thereof.

      Payment. Payment of an Award such as a performance grant may be made in cash, shares of NL Common Stock or other consideration (for example, other NL securities or property) or a combination of the three, and in accordance with terms the Committee sets. The Committee may also permit any payments under an Award to be deferred until a later date upon such terms as the Committee provides.

Additional Information

      Adjustments in Shares of NL Common Stock. Under the Plan, if any change in the outstanding shares of NL Common Stock occurs by reason of an extraordinary or unusual event (e.g. stock split, stock dividend, recapitalization or merger), the Committee may direct appropriate changes in the terms of any Award or the number of shares of NL Common Stock available for Awards. Such changes may include the number or kind of securities that may be subject to, the exercise price under, any measure of performance for, or the number or value of, an Award.

      Amendments to Awards. The Committee may amend or modify any outstanding Award in any manner (including, but not limited to, acceleration of the date of exercise of or payments under any Award) if the Committee could grant such amended or modified Award under the terms of the Plan at the time of such amendment or modification. Only in certain circumstances, however, may the Committee amend or modify an outstanding Award in a material manner that adversely affects the holder of the affected Award without the holder's written consent.

      Substitution of Awards. The Committee may permit holders of Awards to surrender outstanding Awards in order to exercise or realize the rights under other Awards. In addition, the Committee may allow or require holders of Awards to exchange such outstanding Awards for the grant of new Awards.

      Significant Corporate Events. In the event of the proposed dissolution or liquidation of NL, all outstanding Awards terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of NL or the merger of NL with or into another corporation, all restrictions on any outstanding Awards lapse and recipients of Awards become entitled to the full benefit of their Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

      Rights to Continue as Employee or Service Provider. Neither the Plan nor any Award confers on any individual any right to continue in the employ of, or provide services to, NL.

      Effectiveness of Rights as Shareholders. A recipient of an Award has no rights as a shareholder with respect to the shares of NL Common Stock issuable pursuant to the Award until the date of issuance of the stock certificate for such shares.

      Financing. If the Committee deems it advisable, NL may assist recipients of Awards with financing from NL or a third party so as to permit the payment of taxes with respect to an Award or to enable the recipient to acquire, exercise or realize the rights of an Award. Such assistance may take any form as the Committee considers appropriate.

      Deferrals. The Committee may grant an Award in conjunction with the deferral of a recipient's compensation. The Committee may provide that any such deferred compensation be forfeited to the Company under certain circumstances, subject to an increase or decrease in value based upon specified performance measures or credited with income equivalents until the date or dates of payment of the Award.

      Alternative Payments for Tax Withholding. The Committee may permit a recipient of an Award to elect to pay taxes required to be withheld with respect to an Award in any appropriate manner (including, without limitation, by the surrender to the Company of shares of NL Common Stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award).

      Termination. The Plan terminates on the earlier of the tenth anniversary of the date the Plan is approved by the Company's shareholders or such time as the Board of Directors adopts a resolution terminating the Plan. The Board of Directors may extended the Plan for up to an additional five years for the grant of Awards other than Incentive Stock Options.

      Amendments to the Plan. The Board of Directors may amend the Plan at any time. Except in certain circumstances, no amendment shall adversely affect in a material manner any right of any recipient of an Award without such recipient's written consent.

      Registration of NL Common Stock under the Plan. The Company intends to register the issuance of the shares of NL Common Stock under the Plan with the Commission.

Federal Income Tax Consequences

      The following is a summary of the principal current federal income tax consequences of transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state, local or foreign tax consequences.

      Incentive Stock Options. No taxable income is realized by the recipient upon the grant or exercise of an Incentive Stock Option. However, the exercise of an Incentive Stock Option may result in alternative minimum tax liability for the recipient. If no disposition of shares issued to a recipient pursuant to the exercise of an Incentive Stock Option is made by the recipient within two years from the date of grant or within one year after the transfer of such shares to the recipient, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the recipient as a short-term or long-term capital gain or loss, depending on how long the shares have been held, and no deduction will be allowed to the Company for federal income tax purposes.

      If the shares of NL Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the recipient will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms'-length sale of such shares) over the exercise price, and the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules may apply where all or a portion of the exercise price of the Incentive Stock Option is paid by tendering shares of NL Common Stock.

      If an Incentive Stock Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Nonqualified Stock Option. Generally, an Incentive Stock Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the Incentive Stock Option is exercised after the death of a recipient.

      Nonqualified Stock Options. With respect to Nonqualified Stock Options granted under the Plan, no income is realized by the recipient at the time the options are granted. Generally, at exercise, ordinary income is realized by the recipient in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

      SARs. The grant of a SAR does not result in income for the grantee or in a deduction for the Company. Upon the exercise of a SAR, the grantee generally recognizes ordinary income and the Company is entitled to a deduction equal to the positive difference between the fair market values of the shares subject to the SAR on the date of grant and the date of exercise.

      Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock. The Company is entitled to a corresponding tax deduction for the amount of ordinary income recognized by the recipient. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the ordinary income previously recognized. Upon the sale of the shares after the forfeiture period has expired, the appreciation or depreciation since the shares became transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued, taking into account the ordinary income previously recognized) will be treated as long-term or short-term capital gain or loss. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon the earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)).

      Performance Awards. The recipient of a performance award will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any NL Common Stock issued under the award, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Any cash received under a performance award will be included in income at the time of receipt. The fair market value of any NL Common Stock received will also generally be included in income (and a corresponding deduction will generally be available to the Company) at the time of receipt. The capital gain or loss holding period for any NL Common Stock distributed under a performance award will begin when the recipient recognizes ordinary income with respect to that distribution.

Plan Benefits

      Since the Committee grants Awards in its discretion, the benefits that recipients of Awards shall receive from the Plan are presently indeterminable.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE PLAN.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Relationships with Related Parties

      As set forth under the caption "Security Ownership," Harold C. Simmons, through Valhi and Tremont, may be deemed to control NL. The Company and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions which resulted in the acquisition by one related party of a publicly-held equity interest in another related party. The Company from time to time considers, reviews and evaluates, and understands that Contran, Valhi and related entities consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, including, without limitation restrictions under certain indentures and other agreements of the Company, it is possible that the Company might be a party to one or more such transactions in the future. It is the policy of the Company to engage in transactions with related parties on terms, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

      Harold C. Simmons and Glenn R. Simmons, each a director of NL, are also directors of Valhi and Contran. Each of the foregoing persons and Mr. Martin and Ms. Alderton are directors of Tremont. Mr. Martin, the Company's President and Chief Executive Officer, and Mr. Compofelice, the Company's former Vice President and Chief Financial Officer, served as executive officers of Tremont and TIMET and as directors of Tremont (in the case of Mr. Martin) and TIMET during 1997. In addition, Mr. Compofelice has served as an executive officer of Valhi since 1994 and as assistant treasurer of NL since February 1998, Mr. Garten has served since 1990 as assistant secretary of Tremont, and Mr. Hardy has served as assistant treasurer of Tremont and TIMET since 1997. Mr. Martin expects to continue to serve in 1998 as an executive officer of TIMET and Tremont and Mr. Compofelice expects to continue to serve in 1998 as an executive officer of Valhi. Such management interrelationships and the existing intercorporate relationships may lead to possible conflicts of interest. These possible conflicts may arise from the duties of loyalty owed by persons acting as corporate fiduciaries of two or more companies under circumstances where such companies may have adverse interests. Mr. Compofelice devoted approximately forty percent of his working time to NL and the remainder of his working time to Valhi, TIMET and Tremont. Mr. Martin devotes approximately one-half of his working time to NL and the remainder of his working time to TIMET and Tremont. See "Certain Contractual Relationships and Transactions" below.

      Although no specific procedures are in place that govern the treatment of transactions among the Company, Valhi, TIMET, Tremont and related entities, the boards of directors of the Company, Valhi, TIMET and Tremont include one or more members who are not officers or directors of any other entity that may be deemed to be related to the Company. Additionally, under applicable principles of law, in the absence of shareholder ratification or approval by directors of the Company who may be deemed disinterested, transactions involving contracts among the Company and any other companies under common control with the Company must be fair to all companies involved. Furthermore, each director and officer of the Company owes fiduciary duties of good faith and fair dealing with respect to all shareholders of the company or companies for which they serve.

Certain Contractual Relationships and Transactions

      Intercorporate Services Agreements. The Company and Contran are parties to an intercorporate services agreement (the "Contran ISA") whereby Contran makes available to the Company the services of Harold C. Simmons to consult with the Company and assist in the development and implementation of the Company's strategic plans and objectives. The services do not include major corporate acquisitions, divestitures and other special projects outside the scope of the Company's business as it has been conducted in the past. NL paid Contran approximately $500,000 in 1997 for services pursuant to the Contran ISA and expects to pay approximately the same amount in 1998 for such services. The Contran ISA is subject to termination or renewal by mutual agreement and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end. The Company will continue to pay directors' fees and expenses separately to Harold C. Simmons. See "Compensation of Directors and Executive Officers and Other Information" above.

      The Company and Valhi are parties to an intercorporate services agreement (the "Valhi ISA") whereby Valhi renders certain management, financial and administrative services to the Company and the Company made the services of Joseph S. Compofelice and the Company's internal audit personnel available to Valhi. In addition in 1997, NL provided to Valhi certain insurance and risk management services. Mr. Compofelice serves as an executive officer of Valhi. The Company received total net fees of approximately $138,000 from Valhi for services provided during 1997 after receiving credit for certain insurance and risk management services provided to Valhi in 1996. NL expects to receive a lower net amount for services in 1998. The Valhi ISA is subject to termination or renewal by mutual agreement and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end.

      The Company and Tremont are parties to an intercorporate services agreement (the "Tremont ISA") whereby the Company makes available to Tremont certain services with respect to Tremont's insurance, risk management, real property, internal audit and executive secretarial needs. Tremont paid fees of approximately $94,000 to the Company for services pursuant to the Tremont ISA during 1997. In addition, in 1996 the Company provided to Tremont certain tax services totaling approximately $100,000 for which the Company was reimbursed in 1997. The Tremont ISA is subject to termination or renewal by mutual agreement for succeeding one-year terms and may be terminated at anytime by either party pursuant to 90 day prior written notice to the other party. NL expects to receive approximately $105,000 for services to be provided to Tremont in 1998.

       The Company and TIMET are parties to an intercorporate services agreement (the "TIMET ISA") whereby the Company makes available to TIMET certain services with respect to TIMET's tax, insurance, risk management, real property, internal audit and executive secretarial needs. TIMET paid fees of approximately $519,000 for services pursuant to the TIMET ISA during 1997. The TIMET ISA is subject to termination or renewal by mutual agreement and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end. NL expects to receive approximately $430,000 for services to be provided to TIMET in 1998.

      Tremont Registration Rights Agreement. In connection with the December 1991 purchase by Tremont of 7.8 million shares of Common Stock from Valhi, the Company entered into a Registration Rights Agreement pursuant to which Tremont received certain registration rights with respect to the purchased shares. Unless all registration rights are exercised earlier, such agreement expires in December 2001.

      Valhi Stock Options. At December 31, 1997 Mr. Compofelice and Mr. Hardy held options to purchase 50,000 and 15,000 shares, respectively, of Valhi Common Stock under the terms of Valhi's stock option plan at exercise prices of $7.04 and $14.66 per share. With respect to Mr. Hardy, the Company has agreed to pay Valhi the aggregate difference between the option price and the market value of Valhi's Common Stock on the exercise date if such options are exercised. With respect to transactions during 1997, the Company paid Valhi $106,950 pursuant to such agreement.

      Insurance Sharing Agreement. An indirect insurance subsidiary of Tremont has assumed the obligations of the issuer of certain reinsurance contracts that relate to primary insurance policies issued by a third-party insurance company in favor of Tremont and the Company. The Company and the Tremont insurance subsidiary are parties to an insurance sharing agreement with respect to such reinsurance contracts (the "Insurance Sharing Agreement"). Under the terms of the Insurance Sharing Agreement, the Company will reimburse the Tremont insurance subsidiary with respect to certain loss payments and reserves established by such Tremont subsidiary that (a) arise out of claims against the Company and its subsidiaries (the "NL Liabilities"), and (b) are subject to payment by such Tremont subsidiary under its reinsurance contracts with the third-party insurance company. Also pursuant to the Insurance Sharing Agreement, the Tremont insurance subsidiary is to credit the Company with respect to certain underwriting profits or recoveries that such Tremont subsidiary receives from independent reinsurers that relate to the NL Liabilities. As of December 31, 1997 the Company had current accounts payable to such Tremont subsidiary of approximately $3.4 million with respect to such Agreement.

                               CERTAIN LITIGATION

      In September 1996, a purported shareholder derivative suit was filed in the Chancery Division of the New Jersey Superior Court, Bergen County (Seinfeld
v. Simmons et al., Civ. Action No. C-336-96) challenging the Company's 1991 purchase of approximately 10.9 million shares of Common Stock from Valhi, Inc. in connection with a "Dutch auction" tender offer to all shareholders. The complaint names as defendants the Company, Valhi, and the seven persons who served on the Company's Board of Directors in 1991. The complaint alleges, among other things, that the Company's purchase of shares in the Dutch auction was an unfair and wasteful expenditure of the Company's funds that constituted a breach of the defendants' fiduciary duties to the Company's shareholders. The complaint seeks, among other things, rescission of the purchase from Valhi pursuant to the Dutch auction and plaintiff has stated that damages sought are $149 million. The Company and the other defendants answered the complaint and denied all allegations of wrongdoing. In February 1998, the Company and Valhi executed and filed with the court a proposed stipulation of settlement of the case. Under the proposed settlement, which is subject to court approval, Valhi agreed to transfer to the Company 750,000 shares of Common Stock, subject to adjustment depending on the average sales price of the shares during a fifteen trading day period ending five trading days prior to the transfer, up to a maximum of 825,000 shares and down to a minimum of 675,000 shares. Valhi has the option, in lieu of transferring the shares, to transfer cash or cash equivalents equal to the product of the number of shares that would otherwise have been transferred to the Company times the average price. If approved by the court, the transfer of shares or cash is expected to occur in the second or third quarter of 1998. Pursuant to the proposed settlement and subject to court approval, the Company will reimburse plaintiffs for attorneys' fees of up to $3 million and related costs.

      In November 1991, a purported shareholder derivative suit was filed in the Court of Chancery of the State of Delaware, New Castle County (Kahn v. Tremont Corporation, et al., No. 12339), in connection with Tremont's purchase of 7.8 million shares of NL's outstanding Common Stock from Valhi in 1991. The complaint named as defendants Valhi and all the members of the Board of Directors of Tremont, including Messrs. Martin, Glenn Simmons and Harold Simmons and Ms. Alderton, and alleged that Tremont's purchase of the Company shares constituted a waste of Tremont's assets and a breach of fiduciary duties by Tremont's Board. A trial in this matter was held in June 1995. In March 1996, the Court issued its opinion ruling in favor of the defendants, concluding that the purchase of the interest in NL was entirely fair to Tremont. Plaintiff appealed this decision. Upon appeal, the Delaware Supreme Court reversed and remanded the case to the Chancery Court for further consideration of the fairness of the transaction. In March 1998, Tremont and Valhi executed and filed with the court a proposed stipulation of settlement of the case. Under the proposed settlement, which is subject to court approval, Valhi agreed to transfer to Tremont 1.2 million shares of Common Stock, subject to adjustment depending on the average sales price of the shares during a fifteen trading day period ending five trading days prior to the transfer, up to a maximum of 1.4 million shares and down to a minimum of 1 million shares. Valhi has the option, in lieu of transferring the shares, to transfer cash or cash equivalents equal to the product of the number of shares that would otherwise have been transferred to Tremont times the average price. If approved by the court, the transfer of shares or cash is expected to occur in the second or third quarter of 1998.

                             INDEPENDENT ACCOUNTANTS

      The firm of Coopers & Lybrand L.L.P. served as independent auditors of the Company for the year ended December 31, 1997, and is expected to be considered for appointment to serve for the year ended December 31, 1998. Representatives of Coopers & Lybrand L.L.P. are not expected to attend the Annual Meeting.


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      In order to be included in the Company's 1999 proxy statement and form of proxy, shareholder proposals for the 1999 annual meeting of shareholders must be received at the principal executive offices of the Company, 16825 Northchase
Drive, Suite 1200, Houston, Texas 77060, Attention: Mr. David B. Garten, Secretary, not later than December 15, 1998. All such proposals shall be treated in accordance with applicable rules administered by the Commission.


                         1997 ANNUAL REPORT ON FORM 10-K

      A copy of the Company's 1997 Annual Report on Form 10-K, as filed with the Commission, may be obtained without charge by writing: Investor Relations Department, NL Industries, Inc., 16825 Northchase Drive, Suite 1200, Houston, Texas 77060.


                                  OTHER MATTERS

      The Board does not know of any business except as described above which may be presented for consideration at the Annual Meeting. If any business not described in this Proxy Statement should properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on those matters in accordance with their best judgment.


                                          NL INDUSTRIES, INC.

Houston, Texas
March 26, 1998

                                                                     APPENDIX A


                               NL INDUSTRIES, INC.

                          1998 Long-Term Incentive Plan


      Section 1. Purpose. The purpose of this Plan is to advance the interests of NL and its shareholders by providing incentives to certain Eligible Persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

      Section 2. Definitions. The following terms shall have the meaning indicated:

            (a) "Actual Value" has the meaning set forth in Section 9.

            (b) "Associated Award" shall mean an Award granted concurrently or subsequently in conjunction with another Award.

            (c) "Award" shall mean an award of rights to an Eligible Person under this Plan.

            (d) "Award Period" has the meaning set forth in subsection 9(b).

            (e) "Beneficiary" has the meaning set forth in Section 16.

            (f) "Board" shall mean the board of directors of NL.

            (g) "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

            (h)  "Committee"  shall  mean a  committee  of the  Board,  if  any, designated by the Board to administer this Plan that is comprised of not fewer than two directors and shall initially mean the Management, Development & Compensation Committee of the Board. The membership of the Committee or any successor committee (i) shall consist of "nonemployee directors" (as defined in Rule 16b-3) and meet any other applicable requirements so as to comply at all times with the applicable requirements of Rule 16b-3, (ii) shall consist of "outside directors" (as defined in Treasury Regulation ss.1.162-27(e)(3)(i) or any successor regulation) and meet any other applicable requirements so as to comply at all times with the applicable requirements of Section 162(m) and (iii) shall meet any applicable requirements of any stock exchange or other market quotation system on which Common Shares are listed. References to the Committee hereunder shall include the Board or the Designated Administrator where appropriate.

            (i) "Company" shall mean NL and any parent or subsidiary of NL.

            (j) "Common Shares" shall mean shares of common stock, par value $0.125 per share, of NL and stock of any other class into which such shares may thereafter be changed.

            (k) "Designated  Administrator" has the meaning set forth in Section
     3.

            (l) "Effective Date" shall mean the date the shareholders approve the adoption of the Plan.

            (m) "Eligible Person(s)" shall mean those persons who are employees of the Company or other individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company.

            (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

            (o) "Fair Market Value" shall mean such value rounded up to the nearest cent as determined by the Committee in accordance with applicable law.

            (p)  "Incentive  Stock  Option" shall mean a Stock Option that is an incentive stock option as defined in Section 422 of the Code. Incentive Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

            (q) "Maximum Value" has the meaning set forth in subsection 9(a).

            (r) "NL" shall mean NL Industries, Inc., a New Jersey corporation.

            (s) "Nonqualified Stock Option" shall mean a Stock Option that is not an Incentive Stock Option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

            (t) "Other NL Securities" shall mean NL securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property) other than Common Shares.

            (u) "Participant" shall mean an Eligible Person to whom an Award has been granted under this Plan.

            (v) "Performance Grant" shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Common Shares, Other NL Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

            (w) "Plan" shall mean this NL Industries, Inc. 1998 Long-Term Incentive Plan.

            (x) "Purchased Option" shall mean a Stock Option that is sold to an Eligible Person at a price determined by the Committee. Purchased Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

            (y)  "Restricted  Period" has the  meaning  set forth in  subsection
     8(b).

            (z) "Restricted Stock" shall mean an Award of Common Shares that are issued subject, in part, to the terms, conditions and restrictions described in Section 8.

            (aa)  "Rule  16b-3"  shall  mean  Rule  16b-3   promulgated  by  the
     Securities and Exchange Commission under the Exchange Act and any successor rule.

            (bb) "Section 162(m)" shall mean ss.162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

            (cc) "Stock Appreciation Right" shall mean an Award of a right to receive (without payment to NL) cash, Common Shares, Other NL Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7.

            (dd) "Stock Option" shall mean an Award of a right to purchase Common Shares. The term Stock Option shall include Nonqualified Stock Options, Incentive Stock Options and Purchased Options.

            (ee) "Ten Percent Employee" shall mean an employee of the Company who owns stock representing more than ten percent of the voting power of all classes of stock of NL or any parent or subsidiary of NL.

            (ff) "Treasury Regulation" shall mean a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

      Section 3. Administration. Unless the Board shall designate itself or a Designated Administrator to administer this Plan or to administer certain Awards under this Plan, this Plan shall be administered by the Committee. If at any time Rule 16b-3 so permits without adversely affecting the ability of Awards to executive officers of NL to comply with the conditions for Rule 16b-3 or Section 162(m), the Committee may delegate the administration of this Plan and any of its power and authority in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion (a "Designated Administrator").

      The Committee has all the powers vested in it by the terms of this Plan, such powers to include exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size and terms of the Award to be made to each Eligible Person selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements embodying Awards made under this Plan. The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Participants.

      No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for his own willful misconduct or as expressly provided by statute. In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, the Company shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding or suit, except for his own willful misconduct or as expressly provided otherwise by statute. Expenses (including reasonable attorneys' fees) incurred by a such a member or officer in defending any such proceeding or suit shall be paid by the Company in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section.

      Section 4. Participation. Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion.

      Section 5. Awards under this Plan.

            (a) Types of Awards. Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Grants and (v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of this Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States).

            (b) Maximum Number of Shares that May be Issued. There may be issued under this Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 5,000,000 Common Shares, subject to adjustment as provided in Section 15. No Eligible Person may receive Awards under this Plan for more than 1,000,000 Common Shares in any one fiscal year of NL, subject to adjustment as provided in Section 15. Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights or, if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

            (c) Rights with Respect to Common Shares and Other Securities. Except as provided in subsection 8(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Committee in its discretion, a Participant to whom an Award is made (and any person succeeding to such a Participant's rights pursuant to this Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued. In all events, a Participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance to him of a stock certificate representing such shares.

      Section 6. Stock Options. The Committee may sell Purchased Options or grant other Stock Options either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to Eligible Persons who are employees of the Company and have an Associated Award only to the extent that such Associated Award does not disqualify the Incentive Stock Option's status as such under the Code. Each Stock Option granted or sold under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

            (a) The exercise price of a Stock Option may be less than, equal to, or greater than, the Fair Market Value of the Common Shares subject to such Stock Option at the time the Stock Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to an employee of the Company, the exercise price shall not be less than the Fair Market Value of the Common Shares subject to such Stock Option at the time the Stock Option is granted, or if granted to a Ten Percent Employee, such exercise price shall not be less than 110% of such Fair Market Value at the time the Stock Option is granted. In no event, however, will the exercise price per share of a Stock Option be less than the par value per share of a Common Share.

            (b) The Committee shall determine the number of Common Shares to be subject to each Stock Option. In the case of a Stock Option awarded in conjunction with an Associated Award, the number of Common Shares subject to an outstanding Stock Option may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

            (c) Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.

            (d) A Stock Option shall not be exercisable:

                  (i) in the case of any Incentive Stock Option granted to a Ten
            Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Stock Option, after the expiration of ten years from the date it is granted; and

                  (ii)  unless  payment  in full is made  for the  shares  being
            acquired   thereunder  at  the  time  of  exercise  as  provided  in
            subsection 6(i).

            (e) The Committee  shall  determine in its discretion and specify in each agreement embodying a Stock Option the effect, if any, the termination of the Participant's employment with or performance of services for the Company shall have on the exercisability of the Stock Option; provided, however, that an Incentive Stock Option shall not be exercisable at a time that is beyond the time an Incentive Stock Option may be exercised in order to qualify as such under the Code.

            (f) In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Common Shares (determined at the time of grant of the Stock Option) with respect to which Incentive Stock Options are exercisable for the first time by an employee of the Company during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

            (g) It is the intent of NL that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that the
      Incentive Stock Options granted under this Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

            (h) A  Purchased  Option  may  contain  such  additional  terms  not inconsistent with this Plan, including but not limited to the circumstances under which the purchase price of such Purchased Option may be returned to the holder of the Purchased Option, as the Committee may determine in its sole discretion.

            (i) For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Common Shares, the surrender of another outstanding Award under this Plan or any combination thereof) as the Committee may determine in its discretion; provided, however, that for purposes of making such payment in Common Shares, such shares shall be valued at their Fair Market Value on the day of exercise and shall have been held by the Participant for a period of at least six (6) months.

      Section 7. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

            (a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. In the case of an Award of Stock Appreciation Rights awarded in conjunction with an Associated Award, the number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

            (b) The Award of Stock Appreciation Rights shall not be exercisable:

                 (i) unless the Associated Award, if any, is at the time exercisable;

                 (ii) if the  Associated  Award is a Stock  Option  and the Fair
            Market Value per share of the Common Shares on the exercise date does not exceed the exercise price per share of such Stock Option; or

                 (iii) if the Associated  Award is an Incentive Stock Option and
            the exercise of the Award of Stock Appreciation Rights would disqualify the Incentive Stock Option as such under the Code.

            (c) The Committee shall determine in its discretion and specify in each agreement embodying an Award of Stock Appreciation Rights the effect, if any, the termination of the Participant's employment with or performance of services for the Company shall have on the exercisability of the Award of Stock Appreciation Rights.

            (d) An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award or to surrender unexercised an Associated Award (or any portion of such Associated Award) to NL and to receive from NL in exchange thereof, without payment to NL, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share, at the time of such exercise, over the exercise price, times the number of shares subject to the Award or the Associated Award, or portion thereof, that is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other NL Securities or property, or other forms of payment or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.

            (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subsection 7(d) hereof.

      Section 8. Restricted Stock. The Committee may grant Awards of Restricted Stock either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter. Each Award of Restricted Stock under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions as the Committee, in its discretion, shall establish.

            (a) The Committee shall determine the number of Common Shares to be issued to a Participant pursuant to the Award of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

            (b) Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee in its discretion shall establish (the "Restricted Period"), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate representing the Common Shares subject to such Award.

            (c) Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period, ownership of such Common Shares, including the right to vote such Common Shares and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other NL Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of NL, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to this Plan.

            (d) The Committee shall determine in its discretion and specify in each agreement embodying an Award of Restricted Stock the effect, if any, the termination of the Participant's employment with or performance of services for the Company during the Restricted Period shall have on such Award of Restricted Stock.

      Section 9. Performance Grants. The Committee may grant Awards of Performance Grants either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter. The Award of a Performance Grant to a Participant will entitle him to receive a specified amount determined by the Committee (the "Actual Value"), if the terms and conditions specified in this Plan and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the applicable terms and conditions of this Section and this Plan, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other NL Securities or property, or other forms of payment, or any combination thereof, issued with respect to the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an agreement in such form and substance as is determined by the Committee.

            (a) The Committee shall determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Associated Award. As determined by the Committee, the maximum value of each Performance Grant (the "Maximum Value") shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount that varies from time to time based in whole or in part on the then current value of the Common Shares, Other NL Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

            (b) The award period ("Award Period") related to any Performance Grant shall be a period determined by the Committee. At the time each Award is made, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company or one or more of its divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

            (c) The Committee shall determine in its discretion and specify in each agreement embodying a Performance Grant the effect, if any, the termination of the Participant's employment with or performance of services for the Company during the Award Period shall have on such Performance Grant.

            (d) The Committee shall determine whether the conditions of a Performance Grant have been met and, if so, shall ascertain the Actual Value of the Performance Grant. If the Performance Grant has no Actual Value, the Award and such Performance Grant shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grant has any Actual Value and:

                 (i) was not awarded in  conjunction  with an Associated  Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grant earned by the Participant to be paid to him or his permitted assignee or Beneficiary; or

                 (ii) was awarded in conjunction  with an Associated  Award, the
            Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grant, in which event no amount with respect thereto shall be paid to the Participant or his permitted assignee or Beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grant to the Participant or his permitted assignee or Beneficiary as provided below, in which event the Associated Award may be canceled or (C) to pay to the Participant or his Beneficiary, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

            Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

            (e) Payment of any amount with respect to the Performance Grants that the Committee determines to pay as provided above shall be made by NL as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Common Shares, Other NL Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Section to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

      Section 10. Deferral of Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with the deferral of the Participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:

            (a) forfeited to the Company or to other Participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company);

            (b) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures; and/or

            (c) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

      Section 11. Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other NL Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

      Section 12. Transferability of Awards. Except as may be approved by the Committee, a Participant's rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Incentive Stock Option granted pursuant to this Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him.

      Section 13. Amendment or Substitution of Awards under this Plan. The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder) if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided that no such amendment or modification shall adversely affect in a material manner any right of a Participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the Participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions that are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any affiliate, division or department thereof, on this Plan or on any Award under this Plan. The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan.

      Section 14. Termination of a Participant. For all purposes under this Plan, the Committee shall determine whether a Participant has terminated employment with, or the performance of services for, the Company; provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, shall not be considered an interruption of employment or performance of services for any purpose under this Plan.

      Section 15. Dilution and Other Adjustments. In the event of any change in the outstanding Common Shares by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by NL of all or substantially all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of this Plan. Each adjustment made pursuant to this Section shall be made with a view toward preserving the value the affected Award had prior to the event or transaction giving cause to such adjustment.

      In the event of the proposed dissolution or liquidation of NL, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of NL or the merger of NL with or into another corporation, all restrictions on any outstanding Awards shall lapse and Participants shall be entitled to the full benefit of all such Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

      Section 16. Designation of Beneficiary by Participant. A Participant may name a beneficiary to receive any payment to which he may be entitled with respect to any Award under this Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion (a "Beneficiary"). The Committee reserves the right to review and approve Beneficiary designations. A Participant may change his Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant's Beneficiary, such payment will be made to the legal representatives of the Participant's estate, and the term "Beneficiary" as used in this Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any Beneficiary to receive a distribution under this Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee, the Designated Administrator (if any), and the members thereof, will have no further liability to anyone with respect to such amount.

      Section 17. Financial Assistance. If the Committee determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of this Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes with respect thereto. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company or the maintenance by the Company of deposits with such bank or third party.

      Section 18.  Miscellaneous Provisions.

            (a) Any proceeds from Awards shall constitute general funds of NL.

            (b) No fractional shares may be delivered under an Award, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

            (c) No Eligible Person or other person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved.

            (d) No Participant or other person shall have any right with respect to this Plan, the Common Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of this Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

            (e) No Common Shares, Other NL Securities or property, other securities or property or other forms of payment shall be issued hereunder with respect to any Award unless counsel for NL shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed.

            (f) It is the intent of NL that this Plan comply in all respects with Rule 16b-3 and Section 162(m) with respect to Awards granted to executive officers of NL, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with Rule 16b-3 or Section 162(m), such provision shall be deemed null and void with respect to Awards granted to executive officers of NL to the extent required to permit such Awards to comply with Rule 16b-3 and Section

     162(m). It is also the intent of NL that this Plan comply in all respects with the provisions of the Code providing favorable treatment to Incentive Stock Options, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with the Incentive Stock Option provisions of the Code, such provision shall be deemed null and void with respect to Incentive Stock Options granted to employees of the Company to the extent required to permit such Incentive Stock Options to receive favorable treatment under the Code.

            (g) The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of NL to issue Common Shares, Other NL Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Beneficiary or person entitled to act) pay to NL, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, NL may refuse to issue Common Shares, Other NL Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit an Eligible Person (or any Beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing NL to withhold, or agreeing to surrender to NL on or about the date such tax liability is determinable, Common Shares, Other NL Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a Fair Market Value equal to the amount of such taxes).

            (h) The  expenses  of this  Plan  shall  be  borne  by the  Company;
     provided, however, the Company may recover from a Participant or his Beneficiary, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant in breach of this Plan or any agreement evidencing such Participant's Award.

            (i) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

            (j) By accepting any Award or other benefit under this Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, the Committee or the Designated Administrator (if applicable).

            (k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Common Shares issued pursuant hereto as may be required to be filed by the Company by applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed.

            (l) The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New Jersey.

            (m) Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

            (n) If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

            (o) The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

            (p) For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

      Section 19. Plan Amendment or Suspension. This Plan may be amended or suspended in whole or in part at any time from time to time by the Board. No amendment of this Plan shall adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant's written consent, except as permitted under Section 13.

      Section 20. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

            (a) upon the adoption of a resolution of the Board terminating this Plan; or

            (b) the tenth anniversary of the Effective Date; provided, however, that the Board may, prior to such date, extend the term of this Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of this Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under this Plan, except that subsequent to termination of this Plan, the Committee may make amendments or modifications permitted under Section 13.

      Section 21. Effective Date. This Plan shall be effective, and Awards may be granted under this Plan, on or after the Effective Date.

                                   APPENDIX B

                               NL INDUSTRIES, INC.

                       16825 NORTHCHASE DRIVE, SUITE 1200
                              HOUSTON, TEXAS 77060

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 6, 1998

The undersigned hereby appoints David B. Garten and Dennis G. Newkirk and each of them, the proxy and attorney-in-fact for the undersigned, with full power of substitution in each, to represent the undersigned and to vote on behalf of the undersigned at the Annual Meeting of Shareholders of NL Industries, Inc. to be held on May 6, 1998, and at any adjournment or postponement of such meeting (the "Annual Meeting"), all shares of Common Stock of NL Industries, Inc. standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side.

THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS OF NL  INDUSTRIES,
INC.

You are encouraged to specify your voting choices by marking the appropriate boxes on the reverse side of this card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The above-named proxies cannot vote your shares unless you sign, date and promptly return this card. Please use the enclosed return envelope. This proxy may be revoked by a proxy accepted at a later date or otherwise as set forth in the NL Proxy Statement which accompanied this proxy card.


                                                                SEE REVERSE
                                                                    SIDE

/X/          Please mark you votes as in this example

This proxy, if properly executed, will be voted as specified below by the shareholder, if no direction is given, this proxy will be voted "FOR" all nominees for Director listed below.

The Board of Directors recommends a vote "FOR" all nominees for Director listed below.

1.   Election of Directors.

     For    Withheld    Election of Directors.
     / /    / /           Nominees:  Joseph S. Compofelice,  J. Landis Martin,
                          Kenneth R. Peak, Glenn R. Simmons,  Harold C. Simmons,
                          Lawrence A. Wigdor,  and Admiral Elmo R. Zumwalt, Jr.



Withhold authority to vote for the following individual nominees:

---------------------------------------------------


2.    Proposal to adopt the         FOR   AGAINST     ABSTAIN
      NL Industries,  Inc.          / /    / /         / /
      1998 Long-Term
      Incentive Plan.

3.    In their  discretion,  proxies  are  authorized  to vote upon  other  such
      business  as  may  properly   come  before  the  Annual   Meeting  or  any
      adjournments or postponements thereof.


                                        Please  sign  exactly  as  shareholder's
                                        name appears on this card.  Joint owners
                                        should  each  sign.   When   signing  as
                                        attorney,    executor,    administrator,
                                        trustee or guardian, please give full title as such. If a corporation or partnership, please sign full corporate or partnership name and sign authorized person's name and title.

                                        The   undersigned   shareholder   hereby
                                        revokes all proxies  heretofore given by
                                        the  undersigned  to vote at the  Annual
                                        Meeting   or   any    adjournments    or
                                        postponements thereof.



                                        ----------------------------------------


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                                        SIGNATURE(S)                        DATE